Exhibit 99.1

Barnes Group Inc.

Executive Office

Bristol, CT 06010

Tel: (860) 583-7070

News Release

Brian D. Koppy
Investor Relations
(860) 973-2126
Stephen J. McKelvey
Corporate Communications
(860) 973-2132

BARNES GROUP ANNOUNCES EXERCISE OF INITIAL

PURCHASERS’ OVER-ALLOTMENT OPTION AND

CLOSING OF $100 MILLION PRINCIPAL AMOUNT OF

3.75% CONVERTIBLE NOTES

Bristol, Connecticut, August 2, 2005 — Barnes Group Inc. (NYSE: B) announced the closing on August 1, 2005 of the sale of $100 million aggregate principal amount of its 3.75% Convertible Senior Subordinated Notes due August 1, 2025. This sale includes the initial purchasers’ exercise of their $15 million aggregate principal amount of the notes pursuant to their over-allotment option in addition to their commitment on July 26, 2005 to purchase $85 million aggregate principal amount.

This press release does not constitute an offer to sell or the solicitation of any offer to buy any securities. The securities have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and unless so registered may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Barnes Group Inc. (www.barnesgroupinc.com) is a diversified international manufacturer of precision metal components and assemblies and a distributor of industrial supplies, serving a wide range of markets and customers. Founded in 1857 and headquartered in Bristol, Connecticut, Barnes Group consists of three businesses with 2004 sales of $994.7 million: Barnes Distribution, an international, full-service distributor of maintenance, repair, operating, and production supplies; Associated Spring, one of the world’s largest manufacturers of precision mechanical and nitrogen gas products and a global supplier of retaining rings, reed valves, shock discs, and injection-molded plastic components; and Barnes Aerospace, a manufacturer and repairer of highly engineered assemblies and components for commercial and military aircraft engines, airframes, and land-based industrial gas turbines. Over 5,900 dedicated employees at 60 locations worldwide contribute to Barnes Group Inc.’s success.

This release may contain certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contained in the statements. Investors are encouraged to consider these risks and uncertainties as described within the Company’s periodic filings with the Securities and Exchange Commission, including the following: the ability of the Company to integrate newly acquired businesses and to realize acquisition synergies on schedule; changes in market demand for the types of products and services produced and sold by the Company; the Company’s success in identifying and attracting customers in new markets; the Company’s ability to develop new and enhanced products to meet customers’ needs timely; the effectiveness of the Company’s marketing and sales programs; uninsured claims; increased competitive activities that could adversely affect customer demand for the Company’s products; the availability of raw materials at prices that allow the Company to make and sell competitive products; changes in economic, political and public health conditions worldwide and in the locations where the Company does business; interest and foreign exchange rate fluctuations; regulatory changes; the possibility of declines in the stock market; risks related to consolidation occurring in the Company’s industries; risks related to dependence on government spending for defense-related products; the possibility of a downturn in the automotive industry; risks related to loss or delay in purchases by customers; risks related to pricing leverage of original equipment manufacturers; risks related to not realizing all sales expected from backlog or anticipated orders; the possibility of not recovering all up-front costs related to original equipment manufacturing programs and revenue sharing programs; risks related to cost overruns and losses on fixed-price contracts; and the possibilities of loss of key personnel, a shortage of skilled employees and labor problems. The Company assumes no obligation to update any forward-looking statements contained in this release.

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